EXHIBIT 99.1

Global Blood Therapeutics Announces Discontinuation of Idiopathic Pulmonary Fibrosis (IPF) Program

Three Proof-of-Concept Studies Support GBT440 Mechanism of Action and Safety Profile

 Clinically Meaningful Efficacy Results Not Achieved in Patients with IPF

Data Supports Ongoing GBT440 Program in Sickle Cell Disease

Conference Call and Webcast Today at 8:30 a.m. Eastern Time

SOUTH SAN FRANCISCO, Calif., Oct. 23, 2017 (GLOBE NEWSWIRE) -- Global Blood Therapeutics, Inc. (GBT) (NASDAQ:GBT) today announced the discontinuation of its GBT440 program for the treatment of idiopathic pulmonary fibrosis (IPF). This decision is based on results from three proof-of-concept studies including a Phase 1 study in healthy volunteers called Basecamp and two Phase 2a studies in patients with IPF called GBT440-006 and ZEPHYR.

“From the outset, we set a high bar for success in our IPF program. The results re-affirm our confidence in the mechanism of action of GBT440. However, the data from these proof-of-concept studies did not demonstrate sufficient overall clinical benefit to justify continuing the program. While we are disappointed that we didn’t meet our high bar for success, and we are disappointed that we will not be able to help the IPF community, we are grateful to the patients, healthy volunteers and healthcare professionals who participated in the trials and supported us in these efforts,” said Ted W. Love, M.D., president and chief executive officer of GBT. “We are encouraged that the safety and mechanistic data reinforce the potential of GBT440 as a disease-modifying treatment for individuals living with sickle cell disease. We remain on track to announce top-line clinical trial results from our Phase 3 HOPE Study in the first half of 2019.”

GBT440 was generally well tolerated across all three studies, and no new safety signals emerged. In Basecamp, healthy volunteers who received GBT440 900 mg under hypoxic conditions demonstrated a statistically significant increase in oxygen saturation, confirming the mechanism of action of the drug in hypoxemia and demonstrating that GBT440 is a potent and effective hemoglobin modifier. In GBT440-006, adults with IPF and low oxygen levels during exercise who received GBT440 1,500 mg demonstrated a statistically significant but more modest dose-dependent improvement in oxygen-saturation. However, this increase in oxygen-saturation at the highest dose tested did not appear to be large enough to translate into clinically meaningful benefit based on multiple endpoints including oxygen dependency with exercise. In ZEPHYR, adults with more severe IPF (on oxygen at rest) who received GBT440 900 mg did not demonstrate improvement in oxygen saturation.

Overall, these studies demonstrate proof-of-concept regarding improvement in oxygen saturation in healthy volunteers and patients with IPF. However, based on the totality of the data, GBT believes this improvement is unlikely to translate into a transformative clinical benefit for IPF patients. The company plans to present the full data for each of the three studies at a future medical meeting. GBT intends to make no further investments in additional clinical studies in hypoxemia with GBT440 and intends to stop further enrollment in any ongoing studies.

Conference Call and Webcast Details
Management will host a conference call today at 8:30 a.m. Eastern Time/5:30 a.m. Pacific Time. To participate in the conference call, please dial (844) 471-0808 (domestic) or (480) 696-7309 (international) and refer to conference ID 3198319. Live audio of the conference call will be simultaneously webcast and will be available under the Investors section of the company’s website at www.globalbloodtx.com. The webcast will be archived under the Investors section of the company’s website and will be available for replay for at least one month.

About Global Blood Therapeutics
Global Blood Therapeutics, Inc. is a clinical-stage biopharmaceutical company dedicated to discovering, developing and commercializing novel therapeutics to treat grievous blood-based disorders with significant unmet need. GBT is developing its late-stage product candidate, GBT440, as an oral, once-daily therapy for sickle cell disease. To learn more, please visit www.globalbloodtx.com and follow the company on Twitter @GBT_News.

Forward-Looking Statements
Statements we make in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. We intend these forward-looking statements, including statements regarding the therapeutic potential and safety profile of GBT440 in sickle cell disease (SCD), our ability to implement our clinical development plans for GBT440 in SCD, our ability to generate and report data from our ongoing and potential future studies of GBT440, including our ongoing Phase 3 HOPE Study, and the timing of these events, to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. We can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved, and furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, the risks that our clinical and preclinical development activities may be delayed or terminated for a variety of reasons, that regulatory authorities may disagree with our clinical development plans or require additional studies or data to support further clinical investigation of our product candidates, and that drug-related adverse events may be observed in later stages of clinical development, along with those risks set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, as well as discussions of potential risks, uncertainties and other important factors in our subsequent filings with the U.S. Securities and Exchange Commission. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:
Myesha Lacy (investors)
GBT
650-351-4730
investor@globalbloodtx.com

Julie Normart (media)
Pure Communications
415-946-1087
media@globalbloodtx.com